Exhibit 10.83
BLOCKED ACCOUNT CONTROL AGREEMENT
(WITH LOCKBOX SERVICES)
Commerce Energy, Inc.
600 Anton Boulevard
Suite 2000
Costa Mesa, California 92626
Attn: Rob Gunnin
Ladies and Gentlemen:
     Please be advised that pursuant to certain agreements between Commerce Energy, Inc. (“Company”) and Pacific Summit Energy LLC (“Lender”), Company will cause all checks, drafts and other orders of payments made payable to Company to be mailed to Commerce Energy Lockbox 2043, Remit Stream, 8th Floor, 350 North Orleans Street, Chicago, IL 60654 (the “Lockbox”) maintained at Wachovia Bank NA (“Depository Bank”). All payments mailed to the Lockbox shall be deposited to deposit account number [*] (ABA Routing Number [*]) (such account, together with all substitutions and replacements therefore, the “Deposit Account”) located at Depository Bank, and subject to the terms of the Deposit Agreements (defined below). The Lockbox account and the Deposit Account shall each be styled “Pacific Summit Energy LLC as Pledgee of Commerce Energy, Inc.”.
     1. Deposit Agreements. The terms and conditions of this Agreement are in addition to any deposit account agreements and other related agreements that Company has with Depository Bank, including without limitation all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Deposit Account, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the “Deposit Agreements”). The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect; provided, however, that any claim of inconsistency or potential inconsistency between the Deposit Agreements and this Agreement shall be resolved in favor of having this Agreement govern. All items received at the Lockbox shall be deposited into the Deposit Account, and shall then be processed according to the provisions of the Deposit Agreements, as amended by this Agreement.
     2. Security Interest. Company has granted to Lender a security interest in, among other property, the Lockbox, the Deposit Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be included in the definition of the “Deposit Account”). Company and Depository Bank each represents and warrants that there are no perfected liens or encumbrances with respect to the Deposit Account and covenants with Lender that it has not and shall not enter into any acknowledgment or agreement that gives the Depository Bank or any other person or entity except Lender control

[*]	= Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

over, or any other security interest, lien or title in, or right to set off amounts deposited in the Deposit Account.
     3. Lender’s Rights. Until such time as Depository Bank shall have received notice from Lender in a Timely Manner, funds on deposit from time to time in the Deposit Account shall be disbursed as Company and the Lender may jointly direct. As used in this Agreement, “Timely Manner” means receipt of the relevant notice, notice revocation or instruction at a time and in a manner affording Depository Bank a reasonable opportunity to act thereon. Lender simultaneously shall provide Company with such notice. After Depository Bank has received a notice, and until such time as Depository Bank has received contrary notice from Lender in a Timely Manner that a default has been waived or has ceased to exist: (i) Lender shall have immediate access to and control over the Deposit Account and the items deposited therein; (ii) Company shall have no control whatsoever over items deposited into the Deposit Account; (iii) Company irrevocably authorizes Depository Bank, without investigation, to comply with any requests of Lender with regard to deposits in and withdrawals from the Deposit Account, including, without limitation, directions of Lender to transfer the balance of the Deposit Account to Lender pursuant to payment, transfer and withdrawal orders and changes to such orders given from time to time by Lender’s officers (“Transfer Orders”) without the consent of Company; (iv) Lender shall have exclusive dominion and control of the Deposit Account and all items deposited therein, and Depository Bank shall not comply with any directions from Company regarding the Deposit Account unless Lender gives its written consent thereto in advance; (v) Depository Bank is authorized and directed to supply any necessary endorsement and to deposit all monies and instruments received by Depository Bank for the account of Company; and (vi) Company agrees it shall not make any attempt to access the Deposit Account or funds therein.
     4. Returned Items and Fees. Company and Depository Bank acknowledge notice of and recognize Lender’s continuing security interest in the Deposit Account and in all items deposited in the Deposit Account and the proceeds thereof. Depository Bank hereby disclaims any lien or security interest in the Deposit Account and subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Deposit Account. Notwithstanding the foregoing, in the event any checks or other items which were deposited or credited to the Deposit Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason (“Returned Items”), Depository Bank may charge the Deposit Account or other accounts of Company maintained at Depository Bank. If there are insufficient funds in the Deposit Account or any of Company’s other accounts to cover the Returned Items, Company agrees to immediately reimburse Depository Bank for the amount of such shortfall. If Company fails to pay the amount demanded by Depository Bank, Lender agrees to reimburse Depository Bank within three (3) business days of demand thereof by Depository Bank for any Returned Items to the extent Lender received payment in respect thereof pursuant to section 3. In the event that Depository Bank charges the Deposit Account for Returned Items, or requires Lender to reimburse for Returned Items, Company agrees to reimburse the Deposit Account within three (3) Business Days. Depository Bank shall charge all fees and expenses (“Fees”) related to the Deposit Account to the Deposit Account.
     5. Indemnity. Company agrees to defend, indemnify and hold Depository Bank and its directors, officers, employees, attorneys, successors and assigns (collectively “Depository

Bank”) harmless from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable legal and accounting fees (collectively, “Claims”), arising out of or in any way related to this Agreement, excepting only liability arising out of Depository Bank’s gross negligence or willful misconduct. Without regard to Company’s indemnification obligations to Depository Bank, Lender agrees to: (i) reimburse Depository Bank for any Returned Items (the proceeds of which were received by Lender) and (ii) defend, indemnify and hold Depository Bank harmless from and against any and all Claims arising out of Depository Bank’s compliance with Lender’s instructions. Lender’s obligations to Depository Bank hereunder shall in no way operate to release Company from its obligations to Lender and shall not impair any rights or remedies of Lender to collect any such amounts from Company. IN NO EVENT WILL DEPOSITORY BANK BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT EVEN IF DEPOSITORY BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.
     6. Depository’s Bank’s Responsibility. The duties of Depository Bank are strictly limited to those set forth in this Agreement and Depository Bank is not acting as a fiduciary for any party hereto. Depository Bank shall be protected in relying on any form of instruction or other notice purporting to be from Lender which Depository Bank, in good faith, believes to be genuine and what it purports to be. Depository Bank shall have no duty to inquire as to the genuineness, validity, or enforceability of any such instruction or notice even if Company notifies Depository Bank that Lender is not legally entitled to originate any such instruction or notice. The Deposit Account and all actions and undertakings by Depository Bank shall be subject to all rules and regulations relating to the Deposit Account and to applicable law.
     7. Termination. This Agreement shall not be terminable by Company so long as any obligations of Company to Lender are outstanding and unpaid. This Agreement may be terminated by Depository Bank upon thirty (30) days prior written notice to all parties; provided that no termination shall be effective until thirty (30) days following the termination of all outstanding transactions between Company and Lender and provided, further, that Depository Bank may terminate this Agreement immediately in the event Lender fails to make payments to Depository Bank in accordance with section 4 above. This Agreement may be terminated by Lender in a writing sent to Depository Bank in which Lender releases Depository Bank from any further obligation to comply with instructions originated by Lender with respect to the Deposit Account. Any available funds remaining in the Deposit Account upon termination or deposited in thereafter shall be transferred in accordance with the provisions of section 3 above after deduction for any amounts otherwise reimbursable to Depository Bank as provided hereunder. Termination shall not affect the rights and obligations of any party hereto with respect to any period prior to such termination.
     8. Legal Process and Insolvency. In the event Depository Bank receives any form of legal process concerning the Deposit Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Depository Bank learns of any insolvency proceeding concerning Company, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Depository Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without recourse to conflict of law or choice of law principles, The parties agree that California is the “bank’s jurisdiction” for purposes of the Uniform Commercial Code.
     10. Notices. Except as otherwise provided in this Agreement, all notices and other communications required under this Agreement shall be in writing and may be personally served or sent by United States Mail or courier or by facsimile, and shall be deemed given when delivered in person or received by facsimile or upon deposit in the United States Mail or with such courier at the address specified below. Any party may change its address for notices hereunder by notice to all other parties given in accordance with this section 10.

Company:	Commerce Energy, Inc. 600 Anton Blvd. Suite 2000 Costa Mesa, California 92626 Attn:
1) Mike Adcock facsimile: (714) 259-2592,
phone: (714) 259-2558
2) Ken Robinson facsimile: (714) 259-2538
phone: (714) 259-2528
3) Blair Habuda phone: (248) 699-3428

Lender:	Pacific Summit Energy LLC 4675 MacArthur Court, Suite 1170 Newport Beach, CA 92660 Attn: , ____ Facsimile: (949) 777-____ Telephone: (949) 777-____

Depository Bank:	Wachovia Bank NA 1525 West W.T. Harris Blvd. Charlotte, NC 28262 Attn: Facsimile: Telephone:
     11. Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns. This Agreement may be amended only with the prior written consent of all parties hereto. None of the terms of this Agreement may be waived except as Depository Bank may consent thereto in writing. No delay on the part of Depository Bank in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Depository Bank would otherwise have.

     12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     13. Jury Trial Waiver. COMPANY, LENDER AND DEPOSITORY BANK HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT.
Dated as of: September 20, 2006

Commerce Energy, Inc.

	By:	/s/ Steven S. Boss
	Name:	Steven S. Boss
	Title:	Chief Executive Officer

Pacific Summit Energy LLC

	By:	/s/ Brian Mock
	Name:	Brian Mock
	Title:	President

ACCEPTED:	Wachovia Bank NA

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